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                                                                   Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to: (a) the incorporation by reference in this Registration Statement of General Motors Corporation on Form S-4 of our reports dated January 28, 1997 on the consolidated financial statements and financial statement schedule of General Motors Corporation and subsidiaries and on the consolidated financial statements of Hughes Electronics Corporation and subsidiaries appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1996 and (b) the use of our report dated March 21, 1997 on the combined financial statements of the Defense Business of Hughes Electronics Corporation and our reports dated October 3, 1997 on the combined financial statements of the Delco Electronics Corporation and Related Entities and on the combined financial statements of the Telecommunications and Space Business of Hughes Electronics Corporation appearing in the Solicitation Statement/Prospectus, which is part of this Registration Statement. We also consent to the references to us under the headings "General Motors Selected Consolidated Historical Financial Data," "Introduction to Hughes Electronics Summary Consolidated Financial Data," "Hughes Defense Summary Combined Financial Data," "Delco Summary Combined Financial Data," "Hughes Telecom Summary Combined Historical and Pro Forma Financial Data," "Hughes Defense Selected Combined Historical Financial Data," "Delco Selected Historical and Pro Forma Combined Financial Data," "Hughes Telecom Selected Historical and Pro Forma Combined Financial Data" and "Experts" in such Solicitation Statement/Prospectus.


Detroit, Michigan                       /s/ Deloitte & Touche
October 6, 1997